UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 12, 2011

VYSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3235 Satellite Blvd., Building 400, Suite 290, Duluth GA	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (770) 965-0383

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2011, Jack W. Callicutt resigned as the Company’s Chief Financial Officer.   Effective August 15, 2011, Linda S. Hammock, the Company’s former Acting Chief Financial Officer from September 2007 to April 2010 (during which period the Company became a publicly reporting company and was approved for trading on the Over-The-Counter-Bulletin Board) rejoined the Company as Acting Chief Financial Officer.  Ms. Hammock, age 61, has more than 30 years of experience in accounting and financial management and has spent the past 15 years providing consulting services to companies as a part-time CFO and/or controller. For the past six years, Ms. Hammock has been affiliated with Accounting Professionals Network, a provider of professional financial management to companies not requiring it on a full-time basis. Prior to that, she provided part-time CFO and/or controller services through Linda S. Hammock, CPA, as well as through Resources Connection (now Resources Global Professionals) and Callaway Partners (now Huron Consulting Group). She has served as an executive officer with companies in the health care and banking industries. Hammock holds a Master of Accountancy degree from the University of Georgia, is a Certified Public Accountant, and a member of the American Institute of CPAs and the Georgia Society of CPAs.  Accounting Professionals Network is paid a rate of $150 per hour of time spent by Ms. Hammock on the Company’s business affairs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION
August 17, 2011	By: /s/ William R. Doyle William R. Doyle Chairman, CEO and President